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                                                                     EXHIBIT 23





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-29612) pertaining to the 1987 Stock Option Plan of Kimmins Environmental Service Corp. and in the related Prospectus, of our report dated March 16, 1995, with respect to the consolidated financial statements and schedule of Kimmins Environmental Service Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 1994.





                                                               ERNST & YOUNG LLP





Tampa, Florida
March 30, 1995